Exhibit 99.1

Yodlee Announces Fourth Quarter and Fiscal Year 2014 Financial Results

•	FY 2014 Total revenue of $89.1 million grew 27% year-over-year

•	FY 2014 Subscription revenue of $76.0 million grew 34% year-over-year

Redwood City, CA – February 9, 2015 – Yodlee, Inc. (Nasdaq:YDLE), a leading cloud-based financial platform powering dynamic innovation in digital financial services, today announced its fourth quarter and fiscal year 2014 results.

“We had another solid quarter and our financial results capped off a tremendous year for Yodlee. Our 2014 subscription recurring revenue was up 34% as we both added four million new paid users and increased average revenue per user in the year. Our business is growing across all channels as we drive innovation that is transforming digital financial services through Financial Institutions as well as Internet innovators,” said Anil Arora, Chief Executive Officer of Yodlee.

“We increased our investment spending across the business and were pleased to deliver a non-GAAP annual profit. We look forward to continued success in 2015 as we address the massive opportunity to improve and simplify the lives of billions of consumers and small business owners with financial accounts around the world.”

Fourth Quarter 2014 Financial Highlights

Revenue

•	Total revenue was $24.9 million, an increase of 24% compared to the fourth quarter of 2013.

•	Subscription revenue was $21.3 million, an increase of 30% compared to the fourth quarter of 2013.

•	Professional services revenue was $3.5 million, a decrease compared to $3.6 million in the fourth quarter of 2013.

Operating Income

•	GAAP operating loss was ($4.2) million, compared to operating income of $2.0 million in the fourth quarter of 2013.

•	Non-GAAP operating income was $0.2 million, compared to $2.5 million in the fourth quarter of 2013.

Net Income

•	GAAP net loss was ($4.4) million, compared to a net income of $1.2 million for the fourth quarter of 2013. Diluted GAAP net loss per share was ($0.16), based on 28.3 million weighted average common shares outstanding, compared to a diluted GAAP net income per share of $0.05 for the fourth quarter of 2013, based on 23.5 million weighted average common shares outstanding.

•	Non-GAAP net loss was ($18,000), compared to net income of $1.7 million in the fourth quarter of 2013. Diluted non-GAAP net loss per share was ($0.00), based on 29.2 million weighted average common shares outstanding. Diluted non-GAAP net income per share was $0.05 for the fourth quarter of 2013, based on 30.5 million weighted average common shares outstanding.

These non-GAAP earnings per share calculations assume conversion of our convertible preferred stock to common stock and sale of our common stock in an IPO at the beginning of the periods for the fourth quarters of both 2014 and 2013.

Adjusted EBITDA

•	Adjusted EBITDA was $1.3 million, a decrease from $3.2 million in the fourth quarter of 2013.

Fiscal Year 2014 Financial Highlights

Revenue

•	Total revenue was $89.1 million, an increase of 27% compared to fiscal year 2013.

•	Subscription revenue was $76.0 million, an increase of 34% compared to fiscal year 2013.

•	Professional services revenue was $13.1 million, a decrease compared to $13.3 million in fiscal year 2013.

Operating Income

•	GAAP operating loss was ($5.4) million, compared to operating income of $0.6 million in fiscal year 2013.

•	Non-GAAP operating income was $1.7 million, compared to $2.1 million in fiscal year 2013.

Net Income

•	GAAP net loss was ($7.0) million compared to a net loss of ($1.2) million for fiscal year 2013. Diluted GAAP net loss per share was ($0.54), based on 12.8 million weighted average common shares outstanding, compared to a diluted GAAP net loss per share of ($0.16) for fiscal year 2013, based on 7.3 million weighted average common shares outstanding.

•	Non-GAAP net income was $0.2 million, compared to $0.3 million in fiscal year 2013. Diluted non-GAAP net income per share was $0.01, based on 31.6 million weighted average common shares outstanding. Diluted non-GAAP net income per share was $0.01 for fiscal year 2013, based on 30.3 million weighted average common shares outstanding.

These non-GAAP earnings per share calculations assume conversion of our convertible preferred stock to common stock and sale of our common stock in an IPO at the beginning of the years for both 2014 and 2013.

Adjusted EBITDA

•	Adjusted EBITDA was $5.5 million, an increase from $4.8 million in fiscal year 2013.

Balance Sheet and Cash Flow

•	Cash and cash equivalents at December 31, 2014 totaled $73.5 million.

•	Cash flow from operations was $2.4 million for fiscal year 2014. This compares to cash flow from operations of $3.5 million for fiscal year 2013.

•	In the fourth quarter, the company’s initial public offering raised $74.5 million in net proceeds.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of February 9, 2015, Yodlee is issuing guidance for the first quarter 2015 and full year 2015 as indicated below.

Full Year 2015:

•	Total revenue is expected to be in the range of $108 million to $109 million.

•	Non-GAAP operating income is expected to be in the range of $4.7 million to $5.1 million.

•	Diluted non-GAAP net income is expected to be in the range of $2.2 million to $2.6 million, or $0.07 to $0.08 per share, based on 33.4 million weighted average common shares outstanding.

First Quarter 2015:

•	Total revenue is expected to be in the range of $23.8 million to $24.2 million.

•	Non-GAAP operating loss is expected to be in the range of ($0.6) million to ($0.3) million.

•	Diluted non-GAAP net loss is expected to be in the range of ($1.2) million to ($0.9) million, or ($0.04) to ($0.03) per share, based on 29.3 million weighted average common shares outstanding.

Conference Call Details:

In conjunction with this announcement, Yodlee will host a conference call today, February 9, 2015 at 2:00 p.m. Pacific Time to discuss the company’s financial results. To access this call, dial 1-877-407-0784 or 1-201-689-8560. A live webcast can be accessed at www.yodlee.com. A replay of the call will be available, beginning at approximately 5:00 pm PT on February 9, 2015 for two days, at 1-877-870-5176 or 1-858-384-5517, and archived via webcast at www.yodlee.com. The replay access code is 13598871.

About Yodlee

Yodlee (NASDAQ: YDLE) is a leading technology and applications platform powering dynamic, cloud-based innovation for digital financial services. More than 750 companies in over 10 countries, including 9 of the 15 largest U.S. banks and hundreds of Internet services companies, subscribe to the Yodlee platform to power personalized financial apps and services for millions of consumers. Yodlee solutions help transform the speed and delivery of financial innovation, improve digital customer experiences, and deepen customer engagement. Yodlee is headquartered in Redwood City, CA with global offices in London and Bangalore.

Non-GAAP Financial Measures

To supplement Yodlee’s financial information presented in accordance with generally accepted accounting principles in the United States, or GAAP, Yodlee considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP operating income (loss), non-GAAP net income (loss) and adjusted EBITDA.

Yodlee defines non-GAAP operating income (loss) as operating income (loss) before provision for stock-based compensation expense, Yodlee defines non-GAAP net income (loss) as net income (loss) before provision for stock-based compensation expense, and Yodlee defines adjusted EBITDA as net income (loss) before provision for (benefit from) income taxes; other (income) expense, net; depreciation and amortization and stock-based compensation expense.

Yodlee believes that non-GAAP operating income (loss), non-GAAP net income (loss) and adjusted EBITDA, each a non-GAAP financial measure, provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitates period-to-period comparisons of operations. Yodlee believes that these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as these metrics generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance. Yodlee uses non-GAAP operating income (loss), non-GAAP net income (loss) and adjusted EBITDA in conjunction with traditional GAAP measures as part of its overall assessment of its performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

Yodlee has not provided a reconciliation of adjusted non-GAAP operating income (loss) to GAAP operating income (loss), non-GAAP net income (loss) to GAAP net income (loss) or non-GAAP net income (loss) per share to GAAP net income (loss) per share because the Company does not provide guidance for stock-based compensation, which is the reconciling item between those non-GAAP and GAAP measures. For future periods, as items that impact GAAP operating income (loss), net income (loss) and net income (loss) per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP operating income (loss), net income (loss) and net income (loss) per share is not available without unreasonable effort.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Yodlee’s future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, Yodlee’s expectations regarding the business outlook and guidance for full fiscal year 2015 and first quarter 2015, including statements regarding its total revenue, operating income, net loss and stock-based compensation expense for the first quarter and full year 2015. Yodlee’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the forward looking statements. These risks include the possibility that: Yodlee’s paid user base does not continue to grow; Yodlee is unable to secure new subscriptions and deployments of the Yodlee platform by new customers; existing customers fail to renew subscriptions or do not generate additional paid users and sources of revenue; Yodlee is unable to derive revenue from data analytics, market research services and/or revenue-sharing arrangements with partners who develop premium FinApps; and Yodlee experiences expenses that exceed its expectations. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Yodlee’s filings with the Securities and

Exchange Commission (“SEC”), including, but not limited to, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which was filed with the SEC on November 12, 2014. Yodlee’s SEC filings are available on the Investor Relations section of the Company’s website at http://ir.yodlee.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Yodlee as of the date hereof, and Yodlee disclaims any obligation to update any forward-looking statements, except as required by law.

Media Contact:

Melanie Flanigan

Senior Director, Marketing

MFlanigan@yodlee.com

1-650-980-3707

Investor Contact:

Sheila B. Ennis

ICR, Inc.

IR@yodlee.com

1-650-980-3661

Yodlee, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue:
Subscription	$21,315	$16,420	$76,005	$56,838
Professional services and other	3,547	3,618	13,076	13,322

Total revenue	24,862	20,038	89,081	70,160
Cost of revenue(1):
Subscription	7,384	5,066	25,511	19,139
Professional services and other	3,050	2,010	9,704	7,693

Total cost of revenue	10,434	7,076	35,215	26,832

Gross profit	14,428	12,962	53,866	43,328
Operating expenses(1):
Research and development	7,116	4,443	23,601	17,948
Sales and marketing	6,720	4,071	22,377	15,418
General and administrative	4,784	2,408	13,321	9,386

Total operating expenses	18,620	10,922	59,299	42,752

Operating income (loss)	(4,192)	2,040	(5,433)	576
Other income (expense), net	213	(100)	261	(318)

Income (loss) before provision for income taxes	(3,979)	1,940	(5,172)	258
Provision for income taxes	428	693	1,803	1,439

Net income (loss)	$(4,407)	$1,247	$(6,975)	$(1,181)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.16)	$0.06	$(0.54)	$(0.16)

Diluted	$(0.16)	$0.05	$(0.54)	$(0.16)

Weighted average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	28,323	7,368	12,802	7,263

Diluted	28,323	23,475	12,802	7,263

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cost of revenue–subscription	$583	$49	$931	$201
Cost of revenue–professional services and other	356	28	562	107
Research and development	717	59	1,159	243
Sales and marketing	1,023	81	1,586	302
General and administrative	1,710	200	2,897	658

Total stock-based compensation expense	$4,389	$417	$7,135	$1,511

Yodlee, Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income (loss)	$(4,407)	$1,247	$(6,975)	$(1,181)
Other comprehensive income (loss), net of taxes:
Foreign currency translation gain (loss)	(135)	(275)	(164)	(599)
Change in unrealized gain (loss) on foreign currency contracts designated as cash flow hedges	(204)	573	(85)	(168)

Total other comprehensive income (loss)	(339)	298	(249)	(767)

Comprehensive income (loss)	$(4,746)	$1,545	$(7,224)	$(1,948)

Yodlee, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

(Unaudited)

	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$73,520	$8,134
Accounts receivable, net of allowance for doubtful accounts of $13 and $20 as of December 31, 2014 and 2013, respectively	12,229	9,873
Accounts receivable – related parties	3,066	2,301
Prepaid expenses and other current assets	4,425	3,529

Total current assets	93,240	23,837
Property and equipment, net	9,481	6,297
Restricted cash	146	146
Goodwill	3,068	3,068
Other assets	1,609	1,112

Total assets	$107,544	$34,460

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,278	$1,880
Accrued liabilities	2,628	2,707
Accrued compensation	8,927	6,577
Convertible preferred stock warrant liabilities	—	760
Deferred revenue, current portion	6,959	7,655
Bank borrowings, current portion	—	3,471
Capital lease obligation, current portion	1,153	574

Total current liabilities	22,945	23,624
Deferred revenue, net of current portion	293	329
Bank borrowings, net of current portion	—	2,914
Capital lease obligation, net of current portion	1,243	804
Other long-term liabilities	2,986	2,644

Total liabilities	27,467	30,315

Convertible preferred stock, $0.001 par value–0 and 14,666 shares authorized as of December 31, 2014 and 2013, respectively; 0 and 14,445 shares issued and outstanding as of December 31, 2014 and 2013, respectively (aggregate liquidation preference of $103,494 as of December 31, 2013)	—	102,224
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value—5,000 and 0 shares authorized as of December 31, 2014 and 2013, respectively; no shares issued and outstanding at December 31, 2014 and 2013	—	—
Common stock, $0.001 par value–150,000 and 27,800 shares authorized of December 31, 2014 and 2013, respectively; 29,264 and 7,444 shares issued and outstanding as of December 31, 2014 and 2013, respectively	29	7
Additional paid-in capital	439,275	253,917
Accumulated other comprehensive loss	(1,979)	(1,730)
Accumulated deficit	(357,248)	(350,273)

Total stockholders’ equity (deficit)	80,077	(98,079)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$107,544	$34,460

Yodlee, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Year Ended
	December 31,
	2014	2013
Cash flows from operating activities
Net loss	$(6,975)	$(1,181)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,766	2,685
Proceeds from insurance settlement	—	(141)
Revaluation of warrant liabilities	(27)	268
Stock-based compensation expense	7,135	1,511
Changes in operating assets and liabilities:
Accounts receivable, net	(3,121)	(2,204)
Prepaid expenses and other assets	(1,788)	(30)
Accounts payable	1,276	(207)
Accrued liabilities and other long term liabilities	441	(642)
Accrued compensation	2,391	2,930
Deferred revenue	(732)	520

Net cash provided by operating activities	2,366	3,509

Cash flows from investing activities
Purchases of property and equipment	(5,221)	(3,025)
Proceeds from insurance settlement	—	141

Net cash used in investing activities	(5,221)	(2,884)

Cash flows from financing activities
Net proceeds from issuance of common stock upon initial public offering	74,480	—
Proceeds from bank borrowings	6,600	7,500
Principal payments on bank borrowings	(12,986)	(9,011)
Proceeds from issuance of common stock upon exercise of stock options	1,408	1,432
Principal payments on capital lease obligations	(788)	(375)
Repurchase of common stock	(473)	—

Net cash provided by (used in) financing activities	68,241	(454)

Net increase in cash and cash equivalents	65,386	171
Cash and cash equivalents–beginning of year	8,134	7,963

Cash and cash equivalents–end of year	$73,520	$8,134

Supplemental disclosures of cash flow information:
Cash paid for interest	$517	$595
Cash paid for income taxes	$977	$929

Non-cash investing and financing activities
Conversion of preferred stock to common stock	$102,224	$—
Property and equipment financed through capital lease	$1,806	$1,693
Conversion of preferred stock warrant liability to equity	$734	$—
Property and equipment purchased but not paid at period-end	$681	$243
Unpaid deferred offering costs	$124	$—
Issuance of stock upon exercise of stock warrants	$—	$13

Yodlee, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
GAAP subscription gross profit	13,931	11,354	50,494	37,699
Add share-based compensation	583	49	931	201

Non-GAAP subscription gross profit	14,514	11,403	51,425	37,900
Non-GAAP subscription gross margin	68%	69%	68%	67%
GAAP subscription gross margin	65%	69%	66%	66%

GAAP professional services and other gross profit	497	1,608	3,372	5,629
Add share-based compensation	356	28	562	107

Non-GAAP professional services and other gross profit	853	1,636	3,934	5,736
Non-GAAP professional services and other gross margin	24%	45%	30%	43%
GAAP professional services and other gross margin	14%	44%	26%	42%

GAAP gross profit	14,428	12,962	53,866	43,328
Add share-based compensation	939	77	1,493	308

Non-GAAP gross profit	15,367	13,039	55,359	43,636
Non-GAAP gross margin	62%	65%	62%	62%
GAAP gross margin	58%	65%	60%	62%

GAAP sales and marketing	6,720	4,071	22,377	15,418
Less share-based compensation	(1,023)	(81)	(1,586)	(302)

Non-GAAP sales and marketing	5,697	3,990	20,791	15,116
Non-GAAP sales and marketing as percentage of revenue	23%	20%	23%	22%
GAAP sales and marketing as percentage of revenue	27%	20%	25%	22%

GAAP research and development	7,116	4,443	23,601	17,948
Less share-based compensation	(717)	(59)	(1,159)	(243)

Non-GAAP research and development	6,399	4,384	22,442	17,705
Non-GAAP research and development as percentage of revenue	26%	22%	25%	25%
GAAP research and development as percentage of revenue	29%	22%	26%	26%

GAAP general and administrative	4,784	2,408	13,321	9,386
Less share-based compensation	(1,710)	(200)	(2,897)	(658)

Non-GAAP general and administrative	3,074	2,208	10,424	8,728
Non-GAAP general and administrative as percentage of revenue	12%	11%	12%	12%
GAAP general and administrative as percentage of revenue	19%	12%	15%	13%

GAAP operating income (loss)	(4,192)	2,040	(5,433)	576
Add share-based compensation	4,389	417	7,135	1,511

Non-GAAP operating profit	197	2,457	1,702	2,087
Non-GAAP operating margin	1%	12%	2%	3%
GAAP operating margin	-17%	10%	-6%	1%

GAAP net income (loss)	(4,407)	1,247	(6,975)	(1,181)
Add share-based compensation	4,389	417	7,135	1,511

Non-GAAP net income (loss)	(18)	1,664	160	330

Diluted non-GAAP net income (loss) per share	$(0.00)	$0.05	$0.01	$0.01

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Weighted average shares used in computing GAAP diluted income (loss) per share attributable to common stockholders	28,323	23,475	12,802	7,263
Additional weighted average shares assuming:
Conversion of preferred shares at the beginning of the period	471	—	10,923	14,445
Shares issued in the initial public offering at the beginning of the period	204	6,250	4,727	6,250
Shares issued upon the exercise of underwriter’s option to purchase the Company’s common stock at the beginning of the period	232	761	628	761
Dilutive impact of stock options	—	—	1,963	1,531
Dilutive impact of restricted stock units	—	—	506	—
Dilutive impact of stock warrants	—	—	47	45

Shares used in computing non-GAAP diluted income (loss) per share	29,230	30,486	31,596	30,295

The following table provides a reconciliation of net income (loss) to adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income (loss)	$(4,407)	$1,247	$(6,975)	$(1,181)
Provision for income taxes	428	693	1,803	1,439
Other (income) expense, net	(213)	100	(261)	318
Depreciation and amortization	1,144	767	3,766	2,685
Stock-based compensation	4,389	417	7,135	1,511

Adjusted EBITDA	$1,341	$3,224	$5,468	$4,772